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                                                                  EXHIBIT (A)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            DAKA INTERNATIONAL, INC.
                                       AT
                              $7.50 NET PER SHARE
                                       BY
                             COMPASS HOLDINGS, INC.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF
                               COMPASS GROUP PLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
    TIME, ON WEDNESDAY, JUNE 25, 1997, UNLESS THE OFFER IS EXTENDED. COMPASS HOLDINGS, INC. HAS AGREED TO EXTEND THE OFFER UNTIL THE FIRST BUSINESS DAY
  FOLLOWING THE DISTRIBUTION RECORD DATE (AS DEFINED IN THE OFFER TO PURCHASE).

                                                                   May 29, 1997

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated May 29, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the Offer by Compass Holdings, Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Compass Group PLC, a public limited company incorporated in England and Wales (the "Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of DAKA International, Inc., a Delaware corporation (the "Company"), at $7.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

        1. The tender price is $7.50 per Share, net to the seller in cash, without interest.

        2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, June 25, 1997, unless the Offer is extended. Compass Holdings, Inc. has agreed to extend the Offer until the first business day following the Distribution Record Date (as defined in the Offer to Purchase).

        3. The Offer is being made as part of a series of transactions that are expected to result in (i) the distribution to the stockholders of the Company of shares of stock in a new corporation that will own the restaurant business and all other businesses of the Company other than its foodservice business and
            (ii) the acquisition of the Company's foodservice business by the Purchaser pursuant to the Offer and the Merger (as defined in the Offer to Purchase).

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        4.  The Board of Directors of the Company has unanimously approved the Offer, the Merger and the Distribution, determined that the Offer, the Merger and the Distribution are fair to the stockholders of the Company and are in the best interests of the stockholders of the Company, and recommends acceptance of the Offer and approval and adoption of the Merger Agreement by the stockholders of the Company.

        5. The Offer is conditioned upon, among other things, there being validly tendered (including Shares that remain subject to guaranteed delivery procedures) and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which, when added to the number of Shares then beneficially owned by Parent, Purchaser and its affiliates or Compass Interim, Inc. (including the Shares (the "Series A Converted Shares") into which the shares of Series A Preferred Stock of the Company to be acquired by Purchaser pursuant to the Series A Preferred Stock Agreement (as defined in the Offer to Purchase) are convertible), constitutes at least two-thirds of the sum of the total number of Shares then outstanding plus the number of Series A Convertible Shares and represents at least two-thirds of the voting power of all shares of capital stock of the Company that would be entitled to vote on the Merger (as defined in the Offer to Purchase).

        6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        The Company has advised Parent and the Purchaser that, prior to the time notice of the Distribution Record Date is given and at least ten days prior to the Expiration Date, it expects to distribute to holders of Shares an information statement ("the Information Statement") with respect to the business, operations and management of Unique Casual Restaurants, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of the Company. See Section 10 of the Offer to Purchase.

        The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            DAKA INTERNATIONAL, INC.
                                       BY
                             COMPASS HOLDINGS, INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                               COMPASS GROUP PLC

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 29, 1997, and the related Letter of Transmittal, in connection with the offer by Compass Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Compass Group PLC, a public limited company incorporated in England and Wales, to purchase for cash all outstanding shares of common stock, par value $.01 per share (the "Shares"), of DAKA International, Inc., a Delaware corporation.

        This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

               Number of Shares to be
    Tendered:          Shares*

                                                       Signature(s)

Dated:              , 1997
                                                   Please Print Name(s)

                                                 Please Print Address(es)

                                            Area Code and Telephone Number(s)

                                                 Tax, Identification, or
                                                Social Security Number(s)

   * I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.

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